                                   EXHIBIT 11
                 STATEMENT RE COMPUTATION OF PER SHARE EARNINGS

                                                                 Year Ended December 31,
                                          1997            1998            1999            2000            2001
                                          ----            ----            ----            ----            ----

Basic earnings per share:

Net income (loss)                   $  (3,815,119)  $     804,399     $   648,571     $     521,817     $  (164,150)
Preferred stock dividends                 (59,160)        (59,160)        (59,160)          (59,160)        (59,160)
                                    -------------   --------------    ------------    --------------    ------------
                                       (3,874,279)        745,239         589,411           462,654        (223,310)
                                    ==============  =============     ============    ==============    ============

Basic weighted average number
  of shares outstanding             (1)12,056,641    (1)12,061,991  (1)12,061,991     (1)12,061,991   (1)12,001,868
                                    ==============  =============     ============    ==============    ============

Basic earnings per share
   Income (loss) before
    discontinued operations         $        (.24)  $         .06     $       .05     $         .04     $      (.02)

  Discontinued operations                    (.08)
                                    -------------   --------------    ------------    --------------    ------------
                                    $        (.32)  $         .06     $       .05     $         .04     $      (.02)
                                    ==============  =============     ============    ==============    ============


Diluted earnings per share:

Net income (loss)                   $  (3,815,119)  $     804,399    $    648,571     $     521,814    $   (164,150)
Preferred stock dividends                 (59,160)        (59,160)        (59,160)          (59,160)        (59,160)
                                    -------------   --------------    ------------    --------------   ------------
                                       (3,874,279)        745,239         589,411            462,654   $   (223,310)
                                    ==============  =============      ==========     ==============   ============

Diluted weighted average
   number of shares outstanding     (1)12,056,641   (1)12,061,991   (1)12,061,991      (1)12,061,991  (1)12,001,868
                                    ==============  =============      ==========     ==============   ============

Diluted earnings per share
   Income (loss) before
     discontinued operations        $        (.24)  $         .06     $       .05     $         .04    $       (.02)
  Discontinued operations                    (.08)
                                    -------------   --------------    ------------    --------------   ------------
                                    $        (.32)  $         .06     $       .05     $         .04    $      (.02)
                                    ==============  =============      ==========     ==============   ============



(1) See Note 1 to the financial statements